UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013 (April 10, 2013)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2013, the Board of Directors of Avago Technologies Limited (the “Company”) approved the entry by the Company and certain of its subsidiaries (together “Avago”) into an Agreement and Plan of Merger, dated as of April 10, 2013 (the “Merger Agreement”), with CyOptics, Inc. (“CyOptics”), and certain other parties, pursuant to which Avago has agreed to acquire CyOptics. The acquisition will be structured as a merger of an indirect wholly-owned subsidiary of the Company with and into CyOptics (the “Merger”), with CyOptics surviving the Merger and continuing as an indirect wholly-owned subsidiary of the Company. The Merger Agreement provides that the aggregate consideration for the acquisition will be approximately $400 million in cash, subject to certain adjustments contemplated by the Merger Agreement. Avago will fund the transaction with cash on hand.

The Merger and Merger Agreement were approved by the Board of Directors of CyOptics on April 10, 2013. Immediately following the execution of the Merger Agreement, CyOptics stockholders holding approximately 99.7% of the capital stock of CyOptics delivered a written consent adopting the Merger Agreement and approving the Merger.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Committee on Foreign Investment in the United States. The Company currently anticipates that the Merger will be completed in the Company’s third fiscal quarter of 2013.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K.

The Merger Agreement and the above description have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, CyOptics or their respective subsidiaries, affiliates, businesses or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by schedules and other disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants contained in the Merger Agreement or any description thereof may not reflect the actual state of facts or condition of the Company, CyOptics or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Merger Agreement only in the context of the information about the Company, CyOptics and the transactions contemplated by the Merger Agreement that the Company includes in reports, statements and other filings that it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 10, 2013, the Company held its 2013 Annual General Meeting, at which its shareholders voted on the following matters:

(1)	To elect seven members to the Company’s Board of Directors (the “Board”);

(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending November 3, 2013 and to authorize the Audit Committee to fix its remuneration;

(3)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the notice of, and proxy statement relating to, the Company’s 2013 Annual General Meeting; and

(4)	To approve the share purchase mandate authorizing the purchase or acquisition by the Company of up to 10% of its own issued ordinary shares, as set forth in the notice of, and proxy statement relating to, the Company’s 2013 Annual General Meeting (the “Share Purchase Mandate”).

The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	211,323,536	2,341,573	419,238	6,627,910
(b)	John T. Dickson	212,857,454	139,488	1,087,405	6,627,910
(c)	James V. Diller	210,728,962	2,268,632	1,086,753	6,627,910
(d)	Kenneth Y. Hao	212,977,890	18,992	1,807,465	6,627,910
(e)	John M. Hsuan	103,316,712	110,418,934	348,701	6,627,910
(f)	Justine F. Lien	212,948,333	48,609	1,087,405	6,627,910
(g)	Donald Macleod	212,262,105	734,837	1,087,405	6,627,910

Mr. Hsuan did not receive the votes of a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2013 Annual General Meeting and, as a result, was not re-elected as a director. However, Mr. Hsuan is the Company’s sole Singapore resident director required by the Companies Act, Chapter 50, of Singapore (the “Act”) to be on our Board. Due to the Act’s requirement that the Company have at least one director who is ordinarily resident in Singapore in office at all times, Mr. Hsuan will continue in office as a member of the Board until his qualifying successor (i.e. a Singapore resident director) is appointed. The Board has commenced a search for Mr. Hsuan’s replacement and will appoint a qualifying replacement director as soon as reasonably practicable.

(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
218,021,591	2,340,840	349,826	0

(3)	General Authorization for Directors to Issue Shares:

For	Against	Abstain	Broker Non-Votes
165,977,058	54,383,037	352,162	0

(4)	Share Purchase Mandate:

For	Against	Abstain	Broker Non-Votes
219,908,366	33,687	770,204	0

Item 7.01	Regulation FD Disclosure

On April 11, 2013, the Company and CyOptics issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release, which is attached to this current report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The Company will host an investor conference call on April 11, 2013 at 2:00 p.m. Pacific Time to discuss details of the transaction. A live webcast of the call and the accompanying presentation relating to the transaction will be available in the “Investors” section of the Company’s website at www.avagotech.com in advance of the conference call.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 8.01	Other Events.

On April 11, 2013, the Company issued a press release announcing that its Board has authorized the Company to repurchase up to 20 million of its outstanding ordinary shares. This replaces the share repurchase program for 15 million shares announced by the Company on April 5, 2012, which expired at the 2013 Annual General Meeting on April 10, 2013. Share repurchases, if any, will be made in the open market at such times and in such amounts as the Company deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice. A copy of the press release is attached as Exhibit 99.2, and incorporated by reference into this Current Report on Form 8-K.

Pursuant to the Share Purchase Mandate approved by shareholders at the 2013 Annual General Meeting, the Company, upon approval of the Board, is authorized to repurchase 10% of its total ordinary shares outstanding as at April 10, 2013 (approximately 24.7 million shares), in open market transactions or pursuant to equal access schemes, prior to the date on which the Company’s 2014 annual general meeting is held or is required by law to be held. However, the Company may not repurchase more than 20 million of its ordinary shares without further action by the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2013, by and among CyOptics, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Celsus Acquisition Corp., the Company, Avago Technologies Finance Pte. Ltd. and Shareholder Representative Services LLC*

99.1	Joint press release issued by the Company and CyOptics, dated as of April 11, 2013, entitled “Avago Technologies to Acquire CyOptics, a Leading Optical Chip and Component Supplier to the Datacom and Telecom Markets”.

99.2	Press release issued by the Company entitled “Avago Technologies Authorizes 2013 Share Repurchase Program to Replace Expiring 2012 Share Repurchase Program”.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements by management, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to (i) statements about the expected benefits of the planned acquisition of CyOptics, (ii) future financial and operating results following the closing of the transaction, (iii) the combined organization’s plans, objectives, expectations and intentions with respect to future operations and products, (iv) the combined organization’s competitive position and opportunities, (v) the impact of the transaction on the market for the combined organization’s products, (vi) the timing of the completion of the transaction and (vii) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “plan” and similar expressions. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For the Company, particular uncertainties that could materially affect future results include, but are not limited to the failure of the transaction to close for any reason; the failure of the combined organization to achieve the expected growth prospects, synergies and cost savings expected from the transaction or any delay in the realization thereof; delays, challenges and expenses associated with integrating CyOptics and its business and employees with the Company’s existing businesses and employees; the competitive position and opportunities for the combined organization, loss of significant customers of the combined organization, including as a result of the transaction; the ability to improve the CyOptics business operating margin and maintain the Company’s gross margin; global economic conditions and concerns; cyclicality in the semiconductor industry or in the combined organization’s target markets; quarterly and annual fluctuations in operating results; increased dependence on the volatile, wireless handset market; the combined organization’s competitive performance and its ability to continue achieving design wins with customers; dependence on contract manufacturing and outsourced supply chain and the ability to improve cost structure through manufacturing outsourcing; prolonged disruptions of proprietary or contract manufacturers’ manufacturing facilities or other significant operations; dependence on outsourced service providers for certain key business services and their ability to execute to requirements; the ability to maintain tax concessions in certain jurisdictions; the ability to protect the combined organization’s intellectual property and any associated increases in litigation expenses; dependence on and risks associated with product distributors; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. The Company’s filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect its business, results of operations and financial condition. The Company undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 11, 2013

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Vice President, Corporate Controller and interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2013, by and among CyOptics, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Celsus Acquisition Corp., the Company, Avago Technologies Finance Pte. Ltd. and Shareholder Representative Services LLC*

99.1	Joint press release issued by the Company and CyOptics, dated as of April 11, 2013, entitled “Avago Technologies to Acquire CyOptics, a Leading Optical Chip and Component Supplier to the Datacom and Telecom Markets”.

99.2	Press release issued by the Company entitled “Avago Technologies Authorizes 2013 Share Repurchase Program to Replace Expiring 2012 Share Repurchase Program”.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.